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                                                                   EXHIBIT 99(e)

                 [LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]


                                  Consent of
                         Keefe, Bruyette & Woods, Inc.


        We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of The Summit Bancorporation included as an exhibit to the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Proxy Statement/ Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        KEEFE, BRUYETTE & WOODS, INC.


                                        By  /s/ Andrew M. Senchak
                                          ----------------------------------
                                              Andrew M. Senchak, PhD.
                                              Executive Vice President